THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NO SALE, TRANSFER OR HYPOTHECATION OF THIS WARRANT OR ANY INTEREST THEREIN (INCLUDING THE SHARES WHICH MAY BE ACQUIRED BY THE EXERCISE OF THIS WARRANT) MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND UNDER APPLICABLE STATE LAWS UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE LAWS.

XLNT VETERINARY CARE, INC.

WARRANT TO PURCHASE COMMON STOCK

          XLNT VETERINARY CARE, INC., a Delaware corporation (the “Company”), certifies that, for valuable consideration, receipt of which is hereby acknowledged, ______________ (the “Holder”), is entitled to purchase the Warrant Shares (as hereinafter defined) from the Company at the Warrant Price (as hereinafter defined), on the terms and conditions set forth in this Warrant. This Warrant is issued to the Holder in exchange for services rendered in connection with that certain proposed merger with Echo Healthcare Acquisition Corp. This Warrant is being issued effective as of September 26, 2007 (the “Issue Date”).

          1. Definitions. As used herein:

          The “Excluded Stock” shall mean (a) shares of Common Stock, convertible securities, options and warrants outstanding as of the Issue Date, and shares of Common Stock issued upon the exercise or conversion of such convertible securities, options and warrants (b) shares of Common Stock issued by the Company upon conversion of shares of preferred stock of the Company, (c) shares of Common Stock issued or deemed issued pursuant to this Warrant, (d) the issuance of up to 450,000 shares of Common Stock issuable under the Company’s Incentive Stock Option Plan, (e) shares of Common Stock issued by the Company in consideration of the acquisition of all or substantially all of the stock, equity or assets of another Company, limited liability company or other entity, approved by the Holder, and (f) shares of Common Stock issued by the Company in consideration of a strategic business relationship, joint venture or similar relationship, in each case as approved by the Holder.

The “Warrant Shares” shall mean Eighty Thousand Five Hundred (80,500) shares of the common stock, $.0001 par value, of the Company (subject to adjustment as herein provided).

The “Warrant Price” shall mean Four and 75/100 Dollars ($4.75) per Warrant Share (subject to adjustment as herein.

          “Outstanding Common Stock” of the Company shall mean the shares of common stock, $.0001 par value, of the Company issued and outstanding on the applicable date on a fully diluted basis, after taking into account (but without duplication) (a) all shares of the Company’s common stock then actually issued and outstanding, (b) shares of common stock of the Company that may be issued directly or indirectly to any person pursuant to any then outstanding option, call, warrant (including, without limitation, this Warrant and any other warrant, option or right held by the Holder) or any similar right pursuant to which a person may acquire shares of the common stock of the Company, whether with or without the payment of any additional consideration to the Company, and whether or not any such option, call, warrant or other right is then exercisable, (c) shares of common stock of the

Company that may be issued directly or indirectly to any person upon the conversion, exchange or disposition of any convertible security or other securities or rights, whether or not any of such rights are then exercisable, (d) dividends or other distributions of shares of common stock of the Company to be made to any holder of any common stock or other security of the Company that have been declared or otherwise authorized by the Company but not yet issued, (e) any other direct or indirect issuance, or right to the issuance, of shares of common stock of the Company pending or effective on such date and (f) shares of common stock reserved for issuance underlying convertible (“cv”) securities, including the Series A preferred stock, cv debentures and incentive stock options.

          2. Exercise.

          2.1 Time of Exercise. This Warrant may be exercised in whole (but not in part) at any time on or after April 1, 2008; provided, however, that this Warrant shall expire and be null and void if not exercised in the manner herein provided by 5:00 p.m., local Nashville, Tennessee, time, on the tenth anniversary of the Issue Date (the “Expiration Date”). If this Warrant is not exercised on the terms set forth herein on or before the Expiration Date, this Warrant shall be void.

          2.2 Manner of Exercise. This Warrant is exercisable at the Warrant Price, payable in cash or by cashiers or certified check to the order of the Company. Upon surrender of this Warrant with payment of the Warrant Price, at the Company’s Notice Address (as provided in Section 13 below), the Holder shall be entitled to receive a certificate or certificates for the Warrant Shares.

          2.3 Delivery of Stock Certificates. As soon as practicable, but not exceeding ten (10) business days, after exercise of this Warrant, the Company, at its expense, shall cause to be issued in the name of the Holder a certificate or certificates for the number of Warrant Shares to which the Holder shall be entitled upon such exercise. Such certificate or certificates shall contain no legend or other restriction on transferability, other than the legend contemplated by Section 4 below.

          2.4 Record Date of Issuance of Shares. Irrespective of the date of issuance and delivery of certificates for the Warrant Shares upon the exercise of this Warrant, the Holder shall for all purposes be deemed to have become the holder of record of the Warrant Shares represented thereby immediately prior to the close of business on the date on which this Warrant with the Warrant Price is received by the Company.

          2.5 Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional shares to which the Holder would be otherwise entitled, the number of Warrant Shares shall be rounded up to the next highest integer and the Holder shall make an additional cash payment to the Company equal to the Warrant Price per share multiplied by the fraction of a share by which the Warrant Shares were thereby increased.

          3. Dilution.

          3.1 Adjustment for Dilutive Issuances. Except for (i) Excluded Stock; (ii) as expressly provided in Section 3.2; and (iii) as otherwise agreed in writing by the Holder, in the event the Company issues Common Stock or securities convertible into Common Stock (the “Additional Stock”) at a price less than the Warrant Price in effect immediately prior to such issuance, the Warrant Price and the Warrant Shares will be subject to adjustment as follows: (a) the Warrant Price shall be adjusted on a broad-based weighted average basis determined by multiplying the Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Company for such issuance would purchase at such Warrant Price and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock; and (b) the Warrant Shares shall be adjusted to equal that number of shares equal to the quotient of $244,713.00 divided by the Warrant Price as adjusted pursuant to the immediately preceding subsection (a). The Warrant Price and the Warrant Shares will be adjusted for future subdivisions, combinations, reclassifications, or recapitalizations.

          3.2 No Adjustment. Notwithstanding Section 3.1, the Warrant Shares and the Warrant Price shall not be adjusted by reason of any issuance of any shares of Common Stock of the Company to third parties in connection with an Accretive Acquisition (as hereinafter defined) made with the consent of the Holder. An “Accretive Acquisition” means an acquisition (by purchase, merger or otherwise) of another business by the Company in which the (i) the persons controlling the Company prior to such transaction will continue to control the Company after such transaction, (ii) the Company’s projected earnings per share immediately after the consummation of such transaction will be greater than the Company’s actual earnings per share immediately before the consummation of such transaction, and (iii) the acquired business is strategically within the lines of business of the Company or is a reasonable expansion of the Company’s then existing lines of business or is otherwise a business approved for acquisition by the Holder. The determination of whether or not any such transaction is deemed an Accretive Acquisition within the foregoing requirements for purposes of this Warrant shall be made by the Holder in its reasonable discretion on the basis of such evidence.

          3.3 Procedures, Etc. The Holder shall have no obligation to provide or withhold any consent required or permitted under Section 3.2 until the Company shall have provided to the Holder all material facts and calculations related to the transaction requiring such consent, including, without limitation, a calculation of the prospective dilution of the Warrant Shares that will occur in connection with such transaction, a statement of the amount and nature of the shares of common stock of the Company proposed to be issued or reserved in connection with such transaction and a demonstration reasonably satisfactory to the Holder that the same is an Accretive Acquisition. Prior to the completion of a transaction that would result in any dilution of Holder’s equity position in the Company, the Company and the Holder shall confirm by written instrument any such dilution and/or adjustment thereafter applicable.

          4. Restriction on Transfer. This Warrant and the Warrant Shares issuable upon the exercise of this Warrant are being acquired for investment and not with a view to the distribution hereof. Absent an effective registration statement under the United States Securities Act of 1933 covering the disposition of this Warrant or the Warrant Shares issued or issuable upon exercise of this Warrant, neither this Warrant nor the Warrant Shares issuable upon the exercise of this Warrant may be sold, transferred, assigned, hypothecated or otherwise disposed of unless the Company shall have been provided with an opinion of counsel reasonably satisfactory to the Company to the effect that such sale, transfer, assignment, hypothecation or other disposal will be exempt from the registration and prospectus delivery requirements of the United States Securities Act of 1933 and the registration or qualification requirements of any applicable state securities laws. The Holder consents to the making of a notation in the Company’s records or giving to any transfer agent of the Warrant or the Warrant Shares an order to implement such restriction on transferability.

          The certificates evidencing the Warrant Shares issuable upon the exercise of this Warrant shall bear the following legend or a legend of similar import:

THESE SHARES WERE ACQUIRED IN A TRANSACTION NOT INVOLVING A PUBLIC

OFFERING UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “ACT”). THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NO SALE, TRANSFER OR HYPOTHECATION OF THESE SHARES OR ANY INTEREST THEREIN MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND UNDER APPLICABLE STATE LAWS UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE LAWS.

          5. Reservation of Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of the common stock of the Company, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of the common stock of the Company as shall be issuable upon the exercise hereof. The Company represents, warrants, covenants and agrees that (a) the Company has, and at all times while this Warrant is outstanding shall have, authorized and outstanding only one class of common stock and (b) upon exercise of this Warrant and payment of the Warrant Price, all Warrant Shares issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable.

          6. No Rights as Shareholder. Nothing contained in this Warrant shall be construed as conferring upon the Holder prior to the exercise of this Warrant any of the rights or preferences of a holder of shares of common stock of the Company, including without limitation any right to vote or to consent or to receive notice as a shareholder in respect of any matter whatsoever.

          7. Holder Option.

          7.1 Put Option. Holder shall have the right and option to require the Company to acquire this Warrant at the Put Price described in Section 7.3 below by providing to the Company written notice of Holder’s exercise of this put option at any time during the period commencing on the fifth anniversary of the Issue Date (or, if earlier, upon the occurrence of an Event of Default (as that term is defined in the Loan Agreement or any other loan agreements or instruments between the Company and Holder), and ending on the Expiration Date (the “Put Period”). The date on which such written notice is delivered to the Company by the Holder of its election to exercise the this put option shall be referred to herein as the “Put Option Notice Date.”

          7.2 Put Option Closing. The closing of the exercise of the put option described in this Section 7 shall occur on the thirtieth (30th) day after the Put Option Notice Date (or on such later date as Holder and the Company shall agree) (the “Put Redemption Date”). On the Put Redemption Date, (a) Holder shall deliver to the Company this Warrant and (b) the Company shall deliver to Holder, by wire transfer or other immediately available funds, the Put Price determined under Section 7.3 of this Warrant.

          7.3 Put Price. The price to be paid in the aggregate for the Warrant (the “Put Price”) shall equal the product of the Warrant Shares multiplied by the difference between the Formula Value (as defined below) minus the Warrant Price. As used herein:

(a) “Formula Value” shall mean the greater of the Appraised Value or the EBITDA Value on the Determination Date.

(b) “Appraised Value” shall mean (i) in the event the Company is a privately held entity as of the Determination Date, the fair market value of a share of Outstanding Common Stock of the

Company as determined by an appraisal under Section 7.4 (the “Fair Market Value”); or (ii) in the event the Company is a publicly traded entity, the then-current public trading price for a share of the Company’s Outstanding Common Stock based on the average of the closing bid and ask prices for the thirty (30) trading days prior to the Put Option Notice Date or the average of the closing sales price for the thirty (30) trading days prior to the Put Option Notice Date, as applicable.

(c) “EBITDA Value” shall mean the product of five (5) times the Company’s EBITDA divided by the number of shares included in the Outstanding Common Stock on the Determination Date.

(d) “Determination Date” shall mean the last day of the calendar month immediately preceding the effective date of notice of the exercise of such option.

          (e) “EBITDA” shall mean the Company’s consolidated net income for the twelve (12) month period ending on the Determination Date, plus the aggregate amounts deducted in determining the Company’s consolidated net income for such period for income taxes, interest expense and depreciation, amortization and other non-cash charges. The determination of EBITDA for the purposes of this paragraph (e) shall be made from the financial statements of the Company prepared and issued in the ordinary course of business, and in accordance with the requirements of the Loan Agreement, as of the Determination Date (and for the applicable prior periods), provided that EBITDA shall be recalculated if it shall be determined that EBITDA based upon such financial statements shall have been understated by the Company for any applicable period.

(f) All accounting terms not otherwise specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied.

          7.4 Appraisal. The Fair Market Value of a share of Outstanding Common Stock of the Company on the Determination Date shall be determined by an independent appraiser selected by the Holder and approved by the Company’s Board of Directors (which approval shall not be unreasonably withheld or delayed). If the Holder and the Company’s Board of Directors are unable to agree on an appraiser, the Company’s Board of Directors shall select a different independent appraiser and the Fair Market Value of the Company shall be subject to agreement by both the appraiser originally selected by the Holder and by the appraiser selected by the Company’s Board of Directors. If such two appraisers are unable to agree on the Fair Market Value of a share of the Company’s Outstanding Common Stock, the two appraisers shall select a third appraiser, whose determination of such Fair Market Value shall be final and binding on all parties. All reasonable costs and expenses of all appraisers engaged pursuant to this Section 7.4 shall be paid by the Company as and when required by the respective appraiser. The Fair Market Value hereunder shall be determined as though there were a willing seller and a willing buyer, neither being under any compulsion to sell or buy, and shall be based on the Company taken as a whole, without premium for control or discounts for minority interests, restrictions on transfer or liquidity or other discounts. The Company, the Holder and any appraisers appointed under this Section 7.4 shall act and cooperate in good faith to expedite the appraisal process under this Section 7.4. The Put Redemption Date otherwise applicable under Section 7.2 shall be extended during the continuation of the appraisal process under this Section 7.4 to that date that is the thirtieth (30th) day after the determination of the Fair Market Value. If the Put Redemption Date as so extended shall be more than thirty (30) days after the Put Redemption Date originally applicable (other than by reason of the Holder’s fault or unreasonable delay or otherwise due to factors beyond the reasonable control of the Company; provided, however that the Company is exercising its diligent efforts to expedite the appraisal process), then the Fair Market Value for the Company otherwise determined under this Section 7.4 shall be increased by interest at the rate of twelve percent (12%) per annum from the Put Redemption Date originally applicable to the Put Redemption Date as so extended. The Holder and the Company may by written agreement vary any of the procedures set forth in this Section 7.4 or stipulate to the Fair Market Value of a share of Outstanding Common Stock of the Company, provided that such written agreement expressly states that it is made pursuant to this Section 7.4.

          7.5 Capital Impairment. If the Company shall be prohibited or restricted, during any relevant period, from purchasing this Warrant under this Section 7 by any provision of the corporation laws of the state of its incorporation or other applicable law, then (a) the Company shall give written notice to Holder of such impairment and (b) whether or not such notice is given by the Company, the Put Period shall be extended to expire on the later to occur of (i) the expiration of the original Put Period or (ii) one hundred twenty (120) days after the expiration of such impairment.

          8. Remedies. Any amounts not paid by the Company within five (5) business days of Holder’s written request thereof shall bear interest at seventeen and one half percent (17½%) per annum (or, if less, the maximum rate permitted by law) until paid in full and such interest shall be payable from time to time upon demand by Holder (and any such interest not paid upon demand shall, unless prohibited by applicable law, also bear interest at such rate). Neither the assessment nor the collection of any such interest by Holder shall preclude Holder from exercising any remedies available to Holder under this Warrant or under applicable law by reason of such default. The Company shall pay or reimburse to Holder all reasonable attorneys’ fees and costs incurred by the Company in the enforcement of any rights of the Holder under this Warrant (whether or not such enforcement involves the institution of litigation or other proceedings).

          9. Registration Rights. Holder shall execute a counterpart signature page to the Company’s Registration Rights Agreement. Pursuant to such agreement Holder shall, with respect to the Common Stock issuable upon exercise of this Warrant, be entitled to unlimited piggyback registration rights on registrations of the Company (subject to the right of any underwriter retained by the Company to limit the number of shares covered by any such registration), such registration rights being pari passu to those piggyback registration rights afforded to the Series A Preferred Stock holders of the Company.

          10. Successors. All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and, subject to restrictions on transfer set forth in this Warrant, their respective successors and assigns.

          11. Amendments and Waivers. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

          12. Governing Law. This Warrant shall be governed by and construed according to the laws of the state of California, without reference to principles of conflict of laws or choice of laws.

          13. Headings. The section headings in this Warrant are inserted for purposes of convenience only and shall have no substantive effect.

          14. Notices. Unless otherwise provided herein, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or one day after deposit with a national overnight delivery service or three days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified as follows:

(a)	If to the Company, at:

XLNT Veterinary Care, Inc.
Attn: General Counsel
_____ Centerview Drive, Suite ____
Brentwood, TN 37027

(b)	If to the Holder, at:

          Either party may change such address by notice under this Section 14. A party’s effective address for notice purposes under this Section 14 is such party’s “Notice Address”.

          15. Entire Agreement. This Warrant constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supercedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof. The rights and remedies of Holder under this Warrant are in addition to, and not in limitation or derogation of, any right or remedy of Holder under the Loan Agreement or under any other agreement or instrument with the Company.

          16. Jury Trial Waiver. THE COMPANY AND THE HOLDER, AFTER CONSULTING OR HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE CONSTITUTIONAL RIGHT TO A TRIAL BY JURY IN ANY LITIGATION BASED ON OR ARISING OUT OF THIS WARRANT, ANY RELATED AGREEMENT OR INSTRUMENT OR ANY OF THE TRANSACTIONS EVIDENCED THEREBY.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated and issued as of the Issue Date.

XLNT VETERINARY CARE, INC.

By:

George A. Villasana
General Counsel